UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 1, 2006

CHS Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-50150	41-0251095
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5500 Cenex Drive, Inver Grove Heights, Minnesota		55077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-355-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CHS Inc. (the "Company") held its Annual Meeting November 30-December 1, 2006, and the following directors were re-elected to the Board of Directors for a three-year term: Duane Stenzel, Michael Mulcahey, Steve Fritel, and James Kile. In addition, David Kayser was elected to a three-year term, replacing retiring director Merlin Van Walleghen; Daniel Schurr was elected to the remaining two-year term vacated by former director Glen Keppy; Donald Anthony was elected to the three-year term vacated by former director Robert Elliott; and Steve Riegel was elected to a new Region 8 position with an initial one-year term. (The new Region 8 position was created through the elimination of the Region 6 director position formerly held by David Bielenberg.) The following directors’ terms of office continued after the meeting: Bruce Anderson, Robert Bass, Dennis Carlson, Curt Eischens, Robert Grabarski, Jerry Hasnedl, Randy Knecht, Richard Owen, and Michael Toelle.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company’s members adopted a resolution to amend the Company’s Articles of Incorporation during its Annual Meeting held November 30-December 1, 2006, to reflect a change in the Company’s right of offset against certain equities standing on its books. This right of offset does not affect the Company's 8% Cumulative Redeemable Preferred Stock. When there is a debt outstanding to the Company, it is able to offset any equity certificates, patronage and other equity interests against the indebtedness of the member-owner. The amendment allows the Company to establish "present value" for the equity certificates, patronage or other equity interests when performing the offset. The board of directors will determine the definition of "present value" on a periodic basis.

Item 9.01 Financial Statements and Exhibits.

c) The following exhibit is being fled with this report:

3.1 Amendment to the Articles of Incorporation of CHS Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

December 5, 2006	By:	/s/ John Schmitz

Name: John Schmitz
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.1	3.1 Amendment to the Articles of Incorporation of CHS Inc.